Exhibit 99.1

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended May 31,				For the Five Months Ended May 31,
	2005	As a % of Total	2004	As a % of Total	2005	As a % of Total	2004	As a % of Total
Non-conforming production volume
Non-conforming
Wholesale	$590,432	75%	$406,543	68%	$2,569,476	76%	$1,970,738	65%
Correspondent/Bulk	54,757	7%	21,511	4%	267,235	8%	204,671	7%
Retail *	139,239	18%	164,792	28%	546,652	16%	855,476	28%

Total non-conforming production volume	$784,428	100%	$592,846	100%	$3,383,363	100%	$3,030,885	100%

# of funding days in the month	21		20		104		104

Average originations per funding day	$37,354		$29,642		$32,532		$29,143

Retail production volume *
Non-conforming
Sold to non-affiliates	$56,149	23%	$211,883	34%	$393,993	30%	$864,333	28%
Retained by NMI	139,239	56%	164,792	26%	546,652	42%	855,476	27%

Total non-conforming	195,388	79%	376,675	60%	940,645	72%	1,719,809	55%

Conforming/Government	50,872	21%	255,045	40%	355,726	28%	1,401,950	45%

Total retail production volume	$246,260	100%	$631,720	100%	$1,296,371	100%	$3,121,759	100%

*	Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(Unaudited)

	For the Month Ended 5/31/2005				For the Month Ended 4/30/2005				For the Month Ended 3/31/2005
	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total
Summary by Credit Grade
660 and above	7.16%	83.6%	702	34%	7.32%	83.2%	700	33%	7.15%	83.1%	700	33%
620 to 659	7.35%	82.0%	639	24%	7.52%	82.9%	639	23%	7.28%	81.3%	640	25%
580 to 619	7.66%	81.8%	600	18%	7.78%	82.6%	599	19%	7.66%	83.0%	601	20%
540 to 579	8.28%	80.8%	558	17%	8.30%	80.0%	560	18%	8.23%	80.6%	558	15%
539 and below	9.01%	79.3%	529	7%	8.93%	78.3%	528	7%	8.82%	78.8%	528	7%

	7.62%	82.1%	632	100%	7.74%	82.1%	630	100%	7.57%	81.9%	631	100%

Summary by Program Type
2-Year Fixed	7.82%	83.1%	612	57%	7.89%	83.1%	612	61%	7.72%	82.8%	614	60%
2-Year Fixed Interest-only	6.95%	81.6%	670	19%	7.11%	81.7%	672	18%	6.85%	81.0%	668	18%
3-Year Fixed	7.65%	80.4%	621	2%	7.28%	81.7%	646	1%	7.29%	77.8%	627	2%
3-Year Fixed Interest-only	6.16%	78.5%	658	1%	6.67%	71.7%	676	1%	6.69%	79.2%	659	1%
5-Year Fixed	6.64%	78.8%	670	0%	7.22%	72.3%	651	1%	6.93%	75.2%	658	1%
5-Year Fixed Interest-only	6.75%	78.9%	666	0%	6.85%	77.0%	668	0%	6.51%	78.9%	677	1%
15-Year Fixed	7.94%	76.6%	648	2%	8.29%	78.5%	637	2%	7.99%	77.2%	642	1%
30-Year Fixed	7.25%	75.5%	641	14%	7.27%	75.2%	634	12%	7.14%	75.9%	641	12%
30-Year Fixed Interest-only	6.88%	79.6%	671	0%	6.72%	75.9%	681	0%	7.62%	82.9%	642	0%
Other Products	9.09%	94.5%	677	5%	10.10%	96.8%	674	4%	10.00%	96.6%	681	4%

	7.62%	82.1%	632	100%	7.74%	82.1%	630	100%	7.57%	81.9%	631	100%